UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 25, 2024

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West

Suite 205 Fort Mill, SC 29708

(Address of principal executive offices, including zip code)

(973) 691-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Repricing

As previously reported, on August 30, 2024, Catheter Precision, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”), pursuant to which the Company issued and sold, in a firm commitment underwritten public offering by the Company (the “Public Offering”), (i) 805,900 common stock units, priced at a public offering price of $1.00 per unit, with each unit consisting of one share of common stock, one warrant to purchase one share of common stock at an exercise price of $1.00 per share that expires on the six month anniversary of the date of issuance (a “Series H Warrant”), one warrant to purchase one share of common stock at an exercise price of $1.00 per share that expires on the eighteen month anniversary of the date of issuance (a “Series I Warrant”), and one warrant to purchase one share of common stock at an exercise price of $1.00 per share that expires on the five year anniversary of the date of issuance (a “Series J Warrant”), and (ii) 2,773,000 pre-funded units, priced at a public offering price of $0.9999 per unit, with each unit consisting of one pre-funded warrant to purchase one share of common stock at an exercise price of $0.0001 per share that has no expiration date (a “Pre-Funded Warrant” and together with the Series H Warrants, Series I Warrants and Series J Warrants, the “Warrants”), one Series H Warrant, one Series I Warrant and one Series J Warrant. The Public Offering closed on September 3, 2024.

Also, as previously reported, on January 9, 2023, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Armistice Master Fund Ltd. (“Armistice”). Pursuant to the Securities Purchase Agreement, Armistice agreed to purchase (a) Class A Units, each consisting of one share of Common Stock, one Series F Common Stock Purchase Warrant (“Series F Warrant”) and one Series G Common Stock Purchase Warrant (“Series G Warrant”), and (b) Class B Units, each consisting of one share of a new series of the Company’s preferred stock, designated as Series A Convertible Preferred Stock, par value $0.0001 (the “PIPE Preferred Stock”), and one Series F Warrant and one Series G Warrant for each share of Company Common Stock underlying the PIPE Preferred Stock. Pursuant to the Securities Purchase Agreement, on March 23, 2023, upon obtaining stockholder approval of the exercise of the Series F Warrants and the Series G Warrants, the Company issued to Armistice 499,909.3 Series F and 499,909.3 Series G warrants. The Series F warrants are exercisable for two years from the date of issuance, and the Series G Warrants are exercisable for six years from the date of issuance, and they each have a fixed exercise price of $30.00 per common share.

Also as previously reported, on January 9, 2023, the Company reduced the exercise price of certain existing warrants of the Company exercisable for 33,160.8 shares of Company Common Stock, which were held by Armistice.  In connection with this repricing, the Company entered into a warrant inducement offer letter with Armistice pursuant to which it exercised all of the 33,160.8 repriced warrants. In consideration for exercising those, pursuant to the terms of the inducement letter, the Company issued to Armistice a new Series E Common Stock Purchase Warrant (the “Series E Warrant”), to purchase up to a number of shares of common stock equal to 100% of the number of shares of common stock issued pursuant to the exercise of the existing warrants. The Series E Warrant has an exercise price of $40.00 and a term of five years from date of that the stockholders of the Company approved its issuance.

On October 24, 2024, the Company reduced the exercise price of all Series H Warrants and Series I Warrants from $1.00 per share to $0.70 per share, and also reduced the exercise price of all outstanding Series E Warrants from $40.00 to $0.70 per share, Series F Warrants from $30.00 to $0.70 per share and Series G Warrants from $30.00 to $0.70 per share (the “Warrant Repricing”). (The Series E Warrants, Series F Warrants, Series G Warrants, Series H Warrants and Series I Warrants are referred to collectively herein as the “Existing Warrants”). In connection with the Warrant Repricing, the Company entered into warrant inducement offer letters (the “Inducement Letters”) with certain investors to immediately exercise up to 33,160.8  of the Series E Warrants, 499,909 of the Series F Warrants, 499,909 of the Series G Warrants,  1,990,000 of the Series H Warrants and 2,325,000 of the Series I Warrants held by such investors (the “Inducement Offer”). In consideration for exercising the Existing Warrants, pursuant to the terms of the Inducement Letters, the Company will issue to the investors a new Series K Common Stock Purchase Warrant (the “Series K Warrant” or the “New Warrant”) if the investor exercises  an Existing Warrant, in each case, to purchase up to a number of shares of common stock equal to 200% of the number of shares of common stock issued pursuant to the immediate exercise of the corresponding Existing Warrants. The Series K Warrant shall have an exercise price of $0.70 and a term of 5.5 years following stockholder approval. The Series K Warrants will not be exercisable until stockholder approval of the exercise has been obtained. The Company expects to receive aggregate gross proceeds of approximately $3.7 million from the exercise of the Existing Warrants resulting in the issuance of up to an aggregate of approximately 5.3 million shares of common stock and a pro forma shares of common stock outstanding of approximately 10.8 million after giving effect to the exercise of the Existing Warrants, subject to application of applicable beneficial ownership blockers.  The Series H Warrants and Series I Warrants and the shares underlying them (“Existing Warrant Shares”) have been registered pursuant to registration statements on Form S-1 (File Nos. 333-279930 and 333-281849) (the “Registration Statements”) and were issued pursuant to the Underwriting Agreement. The Registration Statements are currently effective and, upon exercise of the Existing Warrants pursuant to the Inducement Offer, will be effective for the issuance of the Existing Warrant Shares. The issuance and exercise of the Series E Warrants, Series F Warrants and Series G Warrants were pursuant to an exemption under the Securities Act of 1933 (the “Securities Act”), and the resale of the underlying shares has been registered thereunder.  The New Warrants and the shares underlying the New Warrants (the “New Warrant Shares”) are being issued in a private placement pursuant to Section 4(a)(2) of the Securities Act and will be unregistered.

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Prior to the repricing and execution of the warrant inducement letters, Catheter Precision received an additional approximately $1,185,000 upon the exercise of 1,010,000 Series H Warrants and 175,000 Series I Warrants in accordance with their original terms.

In addition, within thirty (30) days of the date hereof, the Company will file a registration statement on the appropriate form providing for the resale of the New Warrant Shares and shall use commercially reasonable efforts to cause such registration statement to become effective within sixty (60) days (or ninety (90) days if the Securities and Exchange Commission notifies the Company that it will “review” the registration statement). Subject to certain exceptions, for a period of 30 days following the date hereof, the Company has agreed not to issue any shares of common stock or securities convertible into or exercisable or exchangeable for, or that would otherwise entitle the holder thereof to receive, the Company’s common stock. Also, from the date hereof until ninety (90) days following the date hereof, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a defined “Variable Rate Transaction,” subject to certain exceptions.

Placement Agent Compensation

In connection with the Warrant repricing, the Company paid its warrant inducement agent, Ladenburg Thalmann & Co, Inc. (“Ladenburg”) the following compensation:

•	$299,486.94, which was equal to 8.0% of the aggregate gross proceeds received from the exercise by certain holders of their Series E, F, G, H, and/or I Warrants,
•	$37,435.87, as a management fee equal to 1% of the total amount raised from the warrant exercises,
•	$40,000, in reimbursement of expenses, and
•	Warrants (the “Placement Agent Warrants”), issued to Ladenburg or its designees, to purchase up to 320,879 shares of our common stock, which is not exercisable until April 25, 2025 and expires on April 25, 2030.

A copy of the form of Placement Agent Warrant is attached as Exhibit 4.2 hereto and is incorporated by reference herein.

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Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the unregistered sale of New Warrants, along with the New Warrant Shares issuable upon the exercise thereof, and the exercise of the modified Series F Warrants and the issuance of the shares of common stock in connection therewith, and the Placement Agent Warrants, along with the shares of common stock issuable upon the exercise thereof, is incorporated herein by reference. The New Warrants described in Item 1.01 above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act and, along with the New Warrant Shares issuable upon the exercise thereof, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Placement Agent Warrants described in Item 1.01 above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act and, along with the share of common stock issuable upon the exercise thereof, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03. Material Modifications to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description	Form	File No.	Exhibit	Filing Date
4.1	Form of Series K Warrant.	8-K	001-38677	4.1	10/25/2024
4.2	Form of Placement Agent Warrant
10.1	Form of Warrant Inducement Offer Letter.	8-K	001-38677	10.1	10/25/2024
10.2	Investment Banking Agreement dated May 9, 2024
99.1	Press Release dated October 25, 2024.	8-K	001-38677	99.1	10/25/2024
104	Cover Page Interactive Data File (formatted as inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date: November 4, 2024	By:	/s/ Margrit Thomassen
Margrit Thomassen
Interim Chief Financial Officer

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